SECURITIES AND EXCHANGE COMMISSION

                                             Washington, D.C. 20549


                                                    FORM 8-K

                                                 CURRENT REPORT

                                       Pursuant to Section 13 or 15(d) of
                                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  February 14, 2002


                                                   ESAT, INC.
                          (Exact name of registrant as specified in its charter)


                                                     Nevada
                                 (State or other jurisdiction of incorporation)


         0-26039                                                  95-0344604
(Commission File Number)                      (IRS Employer Identification No.)


 8502 E. Chapman, Suite 340, Orange, California                    92869
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (888) 257-7694
         CIK Number 0001081798



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Item 4.       Change in Accountants.

          The Registrant's former independent accountant Sprayberry, Barnes, Marietta & Luttrell ("Sprayberry") was dismissed from that capacity on February 14, 2002. The report by Sprayberry on the financial statements of the Registrant dated March 23, 2001, including consolidated balance sheets as of December 31, 2000 and 1999 and the consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as to uncertainties regarding the Registrant's ability to continue as going concern. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On February 28, 2002 the Registrant engaged Sqaur, Milner, Reehl & Williamson, LLP as its new independent accountants. Prior to the engagement of Sqaur, Milner, Reehl & Williamson, LLP, the Registrant did not consult with Sqaur, Milner, Reehl & Williamson, LLP, on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. Sprayberry was provided with the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Sprayberry. A copy of Sprayberry's letter is filed as an exhibit to this Current Report.


          (c)     Exhibits

          16.1 Letter from Sprayberry, Barnes, Marietta & Luttrell. Filed herewith.

                                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 14, 2002                                 ESAT, INC.



                                                 By: /s/ Chester L. Noblett, Jr.
                                                       Chester L. Noblett, Jr.
                                                       Chairman



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